December 31, 2025

CONFIDENTIAL

Dear George:

    Reference is made to the Offer Letter dated May 16, 2025 between Royalty Pharma LLC (the “Company”) and you (the “Offer Letter”). By mutual agreement, the Offer Letter is hereby terminated effective at 11:59pm (Eastern Time) on December 31, 2025 and your employment with the Company will continue thereafter on the terms set forth herein.

Position: Senior Adviser, reporting to the Chief Executive Officer.

Dedication of Time: It is our expectation that you will work at least half time on Company matters.

Base Salary: Your annual base salary will be $700,000. Your annual salary will be paid less applicable deductions and withholdings, and will be payable pursuant to the Company’s normal payroll practices.

Bonus: You will not be entitled to any bonus.

Employment at Will: Your employment with the Company will be on an at-will basis and is not guaranteed for any specific term. Your employment may be terminated at any time by the Company, with or without prior notice and for any reason or no reason.

Benefits: You will be entitled to participate in such employee benefit plans as are made available to other employees at the Company on the same terms and conditions as may be applicable from time to time to such employees. At a minimum, you will be eligible to participate in the Company’s health, dental, vision and 401(k) plans, subject to the terms and conditions of those plans. All benefit plans may be amended at any time by the Company or plan sponsors in their sole discretion.

Other Agreements: Reference is made to the Confidentiality, Non-Solicitation and Non-Competition Agreement dated September 25, 2023 between the Company (in its capacity as the successor to RP Management, LLC) and you. The terms of such agreement will continue in effect in accordance with its terms. Neither the termination of the Offer Letter nor this letter agreement shall alter any other contract between you and any affiliate of the Company.

Very truly yours,
Royalty Pharma, LLC

By: /s/ Pablo Legorreta
Pablo Legorreta
Chief Executive Officer

AGREED AND ACCEPTED:

/s/ George W. Lloyd
George W. Lloyd

Date: December 31, 2025

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